UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2008 (January 16, 2008)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8:  Other Events

Item 8.01.                         Other Events

On January 16, 2009, U.S. Energy Corp. paid $16,831,546.23 cash to Zions National Bank to retire the August 2007 construction loan, which was obtained to build the nine unit rental complex in Gillette, Wyoming, held by Remington Village, LLC (a wholly-owned subsidiary of the company).  Of the amount paid, $4,929,191,47 of the company’s cash had been on deposit at the bank to partially secure the loan, and was applied to principal and interest owed on the loan.  U.S. Energy Corp. will also pay the remaining amount due its general contractor of approximately $487,700.  The mortgage and all other instruments securing payment of the loan have been or are in the process of being released of record.

Section 9. Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: January 20, 2008	By:	/s/ R. Scott Lorimer
R. Scott Lorimer, CFO